UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2009
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 6, 2009, Kelli L. Keller withdrew her notice of intent to voluntarily terminate her employment as Premier Exhibitions, Inc.’s (the “Company’s”) Chief Accounting Officer for “good reason”, as previously reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2008.
     Also on January 6, 2009, Premier Exhibitions, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Ms. Kellar (the “Restated Agreement”). The Restated Agreement, which is effective beginning January 9, 2009, is identical to Ms. Kellar’s prior employment agreement, except that the Restated Agreement does not permit Ms. Kellar to voluntarily terminate her employment for “good reason” as such term was defined under the prior agreement, prior to March 4, 2008. The Restated Agreement provides that if Ms. Kellar remains employed by the Company until at least May 15, 2009 and gives 30 days’ advance notice of her intent to terminate her employment, then she will be entitled to twelve months salary as severance as well as to the continuation of her health insurance benefits during the severance period.
     The terms of Ms. Kellar’s prior employment agreement were described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2008 and are incorporated by reference herein. The foregoing description of Ms. Kellar’s Restated Agreement does not purport to be complete and is qualified by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement, effective as of January 9, 2009, by and between Premier Exhibitions, Inc. and Kelli L. Kellar.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: January 6, 2009	By:	/s/ Harold W. Ingalls
Harold W. Ingalls
Chief Financial Officer